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                                                           Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of Amendment No. 4 to this Registration Statement on Form S-1 (No. 333-50681) of our report dated September 23, 1997, relating to the financial statements of VDK Holdings, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
June 22, 1998